                                                                    Exhibit 10.2


                                CHANGE IN CONTROL

                           SEVERANCE AGREEMENT BETWEEN

                             PEOPLES COMMUNITY BANK

                                 AND [EXECUTIVE]


        AGREEMENT, dated this ____ day of ____________ 2000, between Peoples Community Bank (the "Bank" or the "Employer"), a Federally chartered stock-form savings bank and a wholly owned subsidiary of Peoples Community Bancorp, Inc. (the "Corporation") and __________________ (the "Executive").

                                   WITNESSETH:

        WHEREAS, the Executive is presently an officer of the Employer; and

        WHEREAS, the Employer desires to be ensured of the Executive's continued active participation in the business of the Employer; and

        WHEREAS, in order to induce the Executive to remain in the employ of the Employer and in consideration of the Executive's agreeing to remain in the employ of the Employer, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employer is terminated under specified circumstances;

        NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

        1.     DEFINITIONS.   The following words and terms shall have the
meanings set forth below for the purposes of this Agreement:

               (a) AVERAGE ANNUAL COMPENSATION. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employer or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination and which was either (i) included in the Executive's gross income for tax purposes, including but not limited to base salary, bonuses and amounts taxable to the Executive under any qualified or non-qualified employee benefit plans of the employer, or
        (ii) deferred at the election of the Executive.

               (b) CAUSE. Termination by the Employer of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employer.

               (c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any security of the Corporation is registered under Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities.

               (d) CODE. Code shall mean the Internal Revenue Code of 1986, as amended.

               (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

               (f) DISABILITY. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employer or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

               (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                       (i) Without the Executive's express written consent, the
               assignment by the Employer to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employer immediately prior to a Change in Control of the Corporation, or a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;

                       (ii) Without the Executive's express written consent, a
               reduction by the Employer in the Executive's base salary as in effect on the date of the Change in Control of the Corporation or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive;

                       (iii) Any purported termination of the Executive's
               employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                       (iv) The failure by the Employer to obtain the assumption
               of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

               (h) IRS. IRS shall mean the Internal Revenue Service.

               (i) NOTICE OF TERMINATION. Any purported termination by the Employer for Cause, Disability or Retirement or by the Executive for Good Reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause, and (iv) is given in the manner specified in Section 7 hereof.

               (j) RETIREMENT. Termination by the Employer of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

        2. BENEFITS UPON TERMINATION. If the Executive's employment by the Employer shall be terminated subsequent to a Change in Control of the Corporation by (i) the Employer other than for Cause, Disability, Retirement, or as a result of the Executive's death, or (ii) the Executive for Good Reason, then the Employer shall, subject to the provisions of Section 3 hereof, if applicable:

               (a) pay to the Executive, in equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash amount equal to one (1) times the Executive's Average Annual Compensation; and

               (b) maintain and provide for a period ending at the earlier of
        (i) one (1) year after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the

        Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than retirement plans or stock compensation plans of the Employer), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

        3. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 2 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employer would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 2 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 2 being non-deductible to the Employer pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 2 shall be based upon the opinion of independent tax counsel selected by the Employer's independent public accountants and paid for by the Employer. In the event that the Employer and/or the Executive do not agree with the opinion of such counsel, (i) the Employer shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 2, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Employer and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employer may request, and Executive shall have the right to demand that the Employer request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 2 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employer, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Employer and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment other than pursuant to Section 2 hereof, or a reduction in the payments and benefits specified in Section 2 below zero.

        4.     MITIGATION; EXCLUSIVITY OF BENEFITS.

        (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

        (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

        5. WITHHOLDING. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

        6. ASSIGNABILITY. The Employer may assign this Agreement and its rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of its respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

        7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

        To the Employer:       Chairman of the Board
                               Peoples Community Bank
                               11 South Broadway
                               Lebanon, Ohio  45036-1780


        To the Executive:      [EXECUTIVE]
                               [HOME ADDRESS]

        8. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        9. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise the substantive laws of the State of Ohio.

        10. NATURE OF EMPLOYMENT AND OBLIGATIONS.

        (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employer and the Executive, and the Employer may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

        (b) Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

        11. TERM OF AGREEMENT. The term of this Agreement shall be a period of one year commencing on ____________ ____, 2000 (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the day which is one year subsequent to the Commencement Date, and on each annual anniversary thereafter, the term of this Agreement shall be extended for a period of one year, provided that the Employer has not given notice to the Executive in writing at least 30 days prior to such day that the term of this Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. Effective upon the Commencement Date, any and all prior agreements with the Employer or with Harvest Home Financial Corporation, Harvest Home Savings Bank or The Oakley Improved Building and Loan Company (collectively, the "Former Employers") shall terminate, with no obligations to the Executive thereunder on the part of the Former Employers.

        12. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

        14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        15. REGULATORY ACTIONS. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment contracts between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. Section 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 2 hereof.

        (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Sections 1818(e)(3) and 1818(g)(1)), the Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may, in its discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818(e)(4) and (g)(1)), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Employer as of the date of termination shall not be affected.

        (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Employer as of the date of termination shall not be affected.

        (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Employer is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employer as of the date of termination shall not be affected.

        16. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Employer hereunder shall be suspended in the event that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)).

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                     PEOPLES COMMUNITY BANK


                                            By:
-----------------------------                    -------------------------------





Attest:                                     [EXECUTIVE]


                                            By:
-----------------------------                     ------------------------------